                                                                   EXHIBIT 10.11

                                PROMISSORY NOTE
                                ---------------

$5,000,000                                              May 26, 1999
                                                        Biloxi, Mississippi

     FOR VALUE RECEIVED, Isle of Capri Black Hawk, L.L.C., a Colorado limited liability company, ("Maker"), promises to pay to the order of Isle of Capri Casinos, Inc., a Delaware corporation ("Lender"), in lawful money of the United States of America, in immediately available funds, at such place as the holder hereof may from time to time designate, or in the absence of such designation, at the office of the Lender, 711 Washington Loop, Biloxi, Mississippi 39530, the principal sum of FIVE MILLION DOLLARS ($5,000,000.00), or the aggregate unpaid principal amount of all advances made to Maker pursuant to this Note, whichever is less, plus interest thereon from the date of such advances, in like money, in accordance with the following terms and provisions:

     1. Lender hereby agrees to loan to Maker up to $5,000,000.00 to be loaned in more than one advances (each, an "Advance") as entered on the Schedule of Advances attached hereto as Schedule A (such borrowing, in the aggregate, the "Loan"). Each Advance shall bear interest at the Interest Rate from and including the date the proceeds of such Advance are advanced (such date the "Funding Date" of such Advance) through the date of payment.

     2. Maker shall repay the Loan on demand. In the event Maker refinances the 13% First Mortgage Notes due 2004 with Contingent Interest, then Maker shall prepay all amounts due under this Note at the time of any such refinancing.

     3. The Interest Rate means, as to each Advance, an interest rate of 11 1/4% per annum. Interest at the foregoing rate shall accrue and be paid in cash quarterly on the first day of each calendar quarter.

     4. Maker hereby authorizes Lender to endorse on the Schedule of Advances annexed to this Note all Advances made to the Maker and all payments of principal amounts in respect of such Advances, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all Advances; provided, however, that the failure to make such notation with respect to any Advances or payment shall not limit or otherwise affect the obligations of Maker.

     5.   This Note is unsecured.

     6. If any default occurs in the payment of any principal, interest or any other sums when due hereunder, and such default continues for a period of twenty
(20) days after written notice thereof to Maker, then the outstanding principal amount of the Loan, any interest accrued thereon from time to time, and any other sums then remaining unpaid hereunder, at the option of the holder hereof and without notice, shall become immediately due and payable. Failure to exercise any such option shall not constitute a waiver of the right to exercise the same at a later time or in the event of any subsequent default.

     7. Maker and all endorsers, guarantors, hereby waive to the fullest extent permitted by law presentment, demand, protest, notice of protest, notice of dishonor and notice of any other kind in connection with this Note.

     8. Maker agrees to pay all costs and out-of-pocket expenses (including, but not limited to, reasonable attorneys' fees and expenses) incurred by Lender in connection with the collection or enforcement of this Note.

     9. This Note shall be construed in accordance with and governed by the internal laws and decisions of Mississippi, without giving effect to Mississippi choice of law principles.

     10. The parties hereto intend and believe that each provision of this Note complies with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions of this Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that it or they are legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interest of Maker and holder hereof under the remainder of this Note shall continue in full force and effect.

     11. No modification, waiver, amendment, discharge or change of this Note shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought.

     12. Time is hereby declared to be of the essence of this Note and of every part hereof.

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

     13. This Note shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns. Any reference to the Lender shall be deemed to include and apply to every subsequent holder of this Note.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the date first above written.


                              MAKER:

                              ISLE OF CAPRI BLACK HAWK, L.L.C.


                              By:_____________________________

                              Name:  Allan B. Solomon
                              Title: Authorized Officer

                              Address for Notice:

                              Isle of Capri Black Hawk
                              401 Main Street
                              Black Hawk, CO  80422

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

                                  SCHEDULE A
                                  ----------



                             Schedule of Advances
                             --------------------

                                                           Total
Date                         Amount                   Amount Loaned
----                         ------                   -------------
As of May 26, 1999         $_________                 $____________

__________________         $_________                 $____________

__________________         $_________                 $____________

__________________         $_________                 $____________

__________________         $_________                 $____________

__________________         $_________                 $____________

__________________         $_________                 $____________

__________________         $_________                 $____________

__________________         $_________                 $____________

__________________         $_________                 $____________

__________________         $_________                 $____________

__________________         $_________                 $____________

__________________         $_________                 $____________

__________________         $_________                 $____________

__________________         $_________                 $____________

__________________         $_________                 $____________

                                       4